  BOND PURCHASE L.L.C.
  PO. Box 26730
  Kansas City, MO 64196


  March 2, 1998


  To the Holders of Limited Partnership Interests in Real Estate
    Associates Limited III.


  RE: OFFER TO PURCHASE LIMITED PARTNERSHIP INTERESTS FOR $610.00


  Dear Investor:


    We are offering you an opportunity to sell your limited partnership interests (the "Units") in Real Estate Associates Limited III (the Partnership") for cash in the amount of $610.00 per Unit (which amount will be reduced by any cash distributions declared by the Partnership after the date of this letter). Our offer provides you with an opportunity to sell your Units now without the costly transfer fees and commission costs (typically up to 10%) usually paid by the seller in secondary market sales. ALL TRANSFER COSTS AND FEES WILL BE PAID BY BOND PURCHASE, L.L.C.

    We believe that it is appropriate for investors to have financial choices. Our offer gives you, the investor, the ability to make a decision about your continued involvement with the Partnership. You may no longer wish to continue with your investment in the Partnership for a number of reasons, including:

  * NO FURTHER IRS FILING

  * HIGHEST OFFER - This offer is higher than the last reported trade of $304 (October 1, 1997 to December 31, 1997) in the secondary market.

  * If you sell your units, 1998 will be the final year for which you receive a K-1 tax form from the partnership.

  * You may be able to realize a tax loss that would reduce your taxes for 1998.

  * The Partnership was closed seventeen years ago in 1981. Your money has been tied up for this long period with minimal return.

  *   More immediate use for the cash tied up in your investment in the Units.

  * The absence of a formal trading market for the Units and their resulting relative illiquidity.



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  *   The lack of any current cash distributions.

  * General disenchantment with real estate investments, particularly long-term investments in limited partnerships;

     Our offer is limited to 570 of the 11,456 outstanding Units. If we were to acquire more than this amount, the administrative costs of our offer would become burdensome.

     We will accept for purchase properly documented Units on a "first-received, first-buy" basis. You will be paid promptly following confirmation of a valid, properly executed Agreement of Transfer and other required transfer documents. We will pay for all Partnership transfer fees and costs. All tenders of Units will be irrevocable and may not be rescinded or withdrawn.

     We are real estate investors who are not affiliated with the Partnership or the General Partners. The General Partners of the Partnership have not analyzed, approved, endorsed or made any recommendation as to acceptance of the offer. The purchase offer has been determined solely at the discretion of Bond Purchase, L.L.C. and does not necessarily represent the true market value of each unit. We are seeking to acquire Units for investment purposes only and not with a view to their resale.

     An Agreement of Transfer is enclosed which you can use to accept our offer. Please execute page 3 of this document, as well as the Power of Attorney. Obtain all other required signatures and return the documentation in the enclosed envelope. Please note that all signatures must be medallion guaranteed. The transfer cannot be processed without signatures that are medallion guaranteed and failure to obtain them will result in needless delays. In addition, place your Unit Certificate in the enclosed envelope. We encourage you to act immediately if you are interested in accepting or offer as only 570 Units will be purchased.

  OUR OFFER WILL EXPIRE AT 5:00 PM ON APRIL 30, 1998, UNLESS EXTENDED.


  Please call William Teel at (816) 421-4670 if you have any questions.


  Sincerely,


  Bond Purchase, L.L.C.

                              AGREEMENT OF TRANSFER
                      FOR LIMITED PARTNERSHIP INTERESTS IN
                       REAL ESTATE ASSOCIATES LIMITED III


             Subject to and effective upon acceptance for payment, the undersigned (the "Seller") hereby sells, assigns, transfers, conveys and delivers and irrevocably directs any custodian or trustee to sell, assign, transfer, convey and deliver (the "Transfer") to Bond Purchase, LLC or its assigns, a Missouri limited liability company (the "Purchaser"), all of the Seller's right, title and interest in Partnership Units (the "Units") of Real Estate Associates Limited III, (the "Partnership"), for $610.00 per Unit, net to the Seller in cash, which amount shall be reduced by any distributions declared by the Partnership after March 2, 1998.

             Such Transfer shall include, without limitation, all rights in, and claims to, any Partnership profits and losses, cash distributions, voting rights and other benefits of any nature whatsoever distributable or allocable to such Units under the Partnership's Certificate and Agreement of Limited Partnership, as amended (the "Partnership Agreement"). The Seller hereby irrevocably constitutes and appoints the Purchaser as the true and lawful agent and attorney-in-fact of the Seller with respect to such Units, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to vote, inspect Partnership books and records or act in such manner as any such attorney-in-fact shall, in its sole discretion, deem proper with respect to such Units, to deliver such Units and transfer ownership of such Units on the Partnership's books maintained by the General Partner of the Partnership, together with all accompanying evidences of transfer and authenticity to, or upon the order of, the Purchaser of the purchase price, to receive all benefits and cash distributions, endorse Partnership checks payable to Seller and otherwise exercise all rights of beneficial ownership of such Units. The Purchaser shall not be required to post bond of any nature in connection with this power of attorney.

             The Seller hereby represents and warrants to the Purchaser that the Seller owns such Units and has full power and authority to validly sell, assign, transfer, convey and deliver such Units to the Purchaser, and that when any such Units are accepted for payment by the Purchaser, the Purchaser will acquire good, marketable and unencumbered title thereto, free and clear of all options, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and such Units will not be subject to any adverse claim. The Seller further represents and warrants that the Seller is a "United States person", as defined in Section 7701 (a)(30) of the Internal Revenue Code of 1986, as amended, or if the Seller is not a United States person, that the Seller does not own beneficially or of record more than 5% of the outstanding Units.

  Agreement of Transfer
  Page 2


            All authority herein conferred or agreed to be conferred shall survive the death or incapacity or liquidation of the Seller and any obligations of the Seller shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. This agreement is irrevocable and may not be withdrawn or rescinded.

            Upon request, the Seller will execute and deliver, and irrevocably directs any custodian to execute and deliver, any additional documents deemed by the Purchaser to be necessary or desirable to complete the assignment, transfer and purchase of such Units.

            The Seller releases and discharges the General Partners, any IRA or KEOGH Custodian, and their respective officers, shareholders, directors, employees and agents from all causes of action, claims, or demands the Seller has or may have against them resulting from their reliance on this Agreement of Transfer or any of the terms and conditions contained herein

            The Seller hereby certifies, under penalties of perjury, that (1) the number shown below on this form and the Sellers Taxpayer Identification Number is correct and (2) Seller is not subject to backup withholding either because Seller has not been notified by the Internal Revenue Service (the "IRS") that Seller is subject to backup withholding as a result of a failure to report all interest on dividends, or the IRS has notified Seller that Seller is no longer subject to backup withholding.

            The Seller hereby also certifies, under penalties of perjury, that the Seller, if an individual, is not a nonresident alien for purposes of U.S. income taxation, and if not an individual, is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations). The Seller understands that this certification may be disclosed to the IRS by the Purchaser and that any false statements contained herein could be punished by fine, imprisonment, or both.

  Agreement of Transfer
  Page 3


  Date: ________ 1998

    __________________________________________             ____________________________________
    (Specify Number of Units Tendered:                     (Signature of Owner)
    Indicate "ALL" if Number Not Available)

                                                           _____________________________________
                                                            Place Medallion Guarantee Stamp Here

    __________________________________________             ______________________________________
    (Your Telephone Number)                                 (Signature of Co-Owner)

                                                            ____________________________________
                                                            Place Medallion Guarantee Stamp Here

    __________________________________________
    (Your Social Security or Taxpayer ID                    Bond Purchase, LLC
    Number)                                                 P.O. Box 26730
                                                            Kansas City, MO 64196
                                                            (816) 4214670
                                                            FAX (816) 221-1829

  _____________________________________________             Bond Purchase, LLC
    (Name of IRA Custodian, if applicable)


                                                            BY: __________________________________
                                                                Its Authorized Representative


      NOTE: All signatures on this agreement must be guaranteed by a member from a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank, savings bank, credit union, savings and loan association or trust company having an office, branch or agency in the United States, which is a participant in the Security Transfer Agent Medallion Program.

                             POWER OF ATTORNEY/PROXY

  In conjunction with the Assignor's (seller's) Assignment of Partnership Units dated as of even date herewith, Seller irrevocably constitutes and appoints David L. Johnson and William Teel, or any of them, to be Seller's true and lawful special attorneys-in-fact, with full power of substitution to exercise in the name, place and stead of Seller any and all rights, interests, powers, and duties with respect to or arising out of the Seller's interest in:

  REAL ESTATE ASSOCIATES LIMITED III


  which Units have been assigned to Bond Purchase. L.L.C. (the"Buyer") pursuant to the Agreement of Transfer. This Power of Attorney shall include with limitation, (1) the right to execute on behalf of Seller, all assignments, certificates, documents and instruments that may be required for the purpose of transferring the Units owned by the Seller, (2) the right to vote the Units or to require or receive an information or report with respect to the partnerships' books and records, (3) the right to endorse and cash any check made payable by the partnership to Seller on or after the date hereof, and (4) the right, if the Units are held in an IRA account or pension account, to contact the Seller's custodian and direct him to facilitate in the transfer of the Units from the Seller to Buyer Fund. This Power of Attorney is part of and hereby incorporated in the application for transfer. This Power of Attorney shall not be affected by the subsequent mental disability of the undersigned as principal, is irrevocable and coupled with an interest, and Buyer shall not be required to post bond in any nature in connection with this Power of Attorney. This Power of Attorney shall also serve as a Letter of Authorization directing the Assignor's custodian(s) and trustee(s) to sign any documents necessary to facilitate the transfer of the units being assigned in conjunction with this Power of Attorney as required by the herein named attomeys-in-fact.

    __________________________________              _________________________________________
    PRINT Assignor (Registered Name)                PRINT Joint Assignor or Custodian/Trustee

    __________________________________              _________________________________________
    SIGNATURE of Assignor                           SIGNATURE Int. Assignor or Custodian/Trustee


    DATE ____________ ,199__                        DATE ____________________ 199__


    Signature Medallion Guarantee                   Signature Medallion Guarantee

    __________________________________              _________________________________________